UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7750 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2026, Marriott International, Inc. (“Marriott”) held its Annual Meeting of Stockholders. Marriott’s stockholders voted on the items outlined in the 2026 Proxy Statement (“Proxy Statement”), filed with the Securities and Exchange Commission on March 27, 2026, as follows:

1.	Marriott’s stockholders elected 12 director nominees named in the Proxy Statement with the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Anthony G. Capuano	2,026,616,509	16,571,343	2,545,448	349,298,362
Isabella D. Goren	2,025,816,496	15,482,592	4,434,212	349,298,362
Deborah M. Harrison	2,019,438,179	24,298,957	1,996,164	349,298,362
Frederick A. Henderson	1,991,483,517	51,056,053	3,193,730	349,298,362
Lauren R. Hobart	2,034,908,386	7,533,682	3,291,232	349,298,362
Aylwin B. Lewis	1,989,748,256	51,676,535	4,308,509	349,298,362
David S. Marriott	2,014,980,453	29,368,099	1,384,748	349,298,362
Margaret M. McCarthy	2,029,385,132	13,396,441	2,951,727	349,298,362
Grant F. Reid	2,034,347,354	8,684,610	2,701,336	349,298,362
Horacio D. Rozanski	2,020,939,961	21,185,578	3,607,761	349,298,362
Susan C. Schwab	2,015,643,280	26,984,153	3,105,867	349,298,362
Sean C. Tresvant	2,039,875,529	2,621,953	3,235,818	349,298,362

2.	Marriott’s stockholders ratified the appointment of Ernst & Young LLP as Marriott’s independent registered public accounting firm for fiscal year 2026 with the following votes:

FOR	AGAINST	ABSTAIN
2,320,955,526	70,972,898	3,103,238

3.	Marriott’s stockholders approved the advisory resolution on the compensation of Marriott’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,895,785,665	143,344,423	6,603,212	349,298,362

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: May 13, 2026	By:	/s/ Andrew P.C. Wright
Andrew P.C. Wright
Senior Vice President, Assistant General Counsel, and Secretary